Align Technology Announces Second Quarter Fiscal 2013 Results

SAN JOSE, CA -- (Marketwired - July 18, 2013) - Align Technology, Inc. (NASDAQ: ALGN)

  Q2 net revenues of $163.8 million increased 6.7% sequentially and 12.5% year-over-year
  Q2 Invisalign clear aligner shipments of 106.1 thousand increased 8.1% sequentially and 11.4% year-over-year
  Q2 Invisalign clear aligner revenue of $153.3 million increased 8.3% sequentially and 14.7% year-over-year
  Q2 GAAP earnings per diluted share (EPS) was $0.36

Align Technology, Inc. (NASDAQ: ALGN) today reported financial results for the second quarter ended June 30, 2013.

Total net revenues for the second quarter of fiscal 2013 (Q2 13) were $163.8 million. This is compared to $153.6 million reported in the first quarter of 2013 (Q1 13) and compared to $145.6 million reported in the second quarter of 2012 (Q2 12). Q2 13 Invisalign clear aligner revenue was $153.3 million, compared to $141.6 million in Q1 13 and $133.7 million in Q2 12. As expected, Q2 13 clear aligner revenue includes a $1.2 million decrease in revenue due to the change in our mid-course correction policy effective June 15, 2013. Q1 13 clear aligner revenue includes $4.4 million from the planned consolidation of Vivera Retainer product shipments, as well as a $2.7 million decrease in revenue due to the change in our mid-course correction policy. Q2 13 Invisalign clear aligner case shipments were a record 106.1 thousand, compared to 98.2 thousand in Q1 13 and 95.3 thousand in Q2 12. Q2 13 scanner and CAD/CAM services revenue was $10.5 million, compared to $12.0 million in Q1 13 and compared to $11.9 million in Q2 12. Q1 13 scanner and CAD/CAM services revenue includes $1.4 million that was deferred in Q3 and Q4 2012 for the new iTero scanner upgrade program which was launched in Q1 13.

"I'm pleased to report another good quarter with better than expected revenues, gross margins and earnings," said Thomas M. Prescott, Align president and CEO. "Strong second quarter results were driven by higher Invisalign volumes and ASPs, with sequential growth across all customer channels."

Net profit for Q2 13 was $29.3 million, or $0.36 per diluted share. This is compared to net loss of $42.0 million, or $(0.52) per diluted share in Q1 13 and net profit of $28.5 million, or $0.34 per diluted share in Q2 12. Net loss for Q1 13 includes an impairment of long-lived assets of $26.3 million and a goodwill impairment charge of $40.7 million. Net profit for Q2 12 includes pre-tax acquisition and integration related costs of $0.3 million, pre-tax severance and benefit costs of $0.2 million with a total income tax-related adjustment of $0.8 million.

As previously announced, beginning May 1, 2013 the six indirect country markets of Australia, New Zealand, Hong Kong, Singapore, Macau and Malaysia reverted back to a direct Invisalign sales region for us. We have completed the transition and began to recognize direct sales at our full Invisalign average sales price (ASP), rather than the significantly discounted ASP under the distribution agreement.

As of June 15, 2013, we no longer charge a fee associated with mid-course correction orders. Mid-course correction provides Invisalign customers with the option of ordering a treatment adjustment during active treatment if the case is not tracking to the original treatment plan or goals, giving doctors the ability to "adjust course" based on the needs of the individual patient. We now include up to three free mid-course correction orders per case in our list prices for Invisalign Full and Invisalign Teen products. As a result, Invisalign clear aligner revenue for Q2 13 was decreased by $1.2 million, which reflects the revenue deferred to provide free mid-course corrections for open cases shipped between April 1 through June 15, 2013 that are now eligible for the new mid-course correction policy. In Q1 13, Invisalign clear aligner revenue was decreased by $2.7 million, which reflected the estimated deferred revenue for open cases as of March 31, 2013 that were expected to be eligible for the new policy.

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release. Starting in fiscal year 2013, amortization of acquired intangible assets is no longer excluded as a non-GAAP measure. This expense is included in GAAP gross profit, operating expenses, profit (loss) from operations and net profit (loss) for the periods presented below and therefore is no longer a reconciling item.

Q2 13 Operating Results ($M except for per share amounts and percentages)

Key GAAP Operating Results                   Q2 13      Q1 13       Q2 12
                                           ---------  ---------   ---------
Revenue                                    $   163.8  $   153.6   $   145.6
- Clear Aligner                            $   153.3  $   141.6   $   133.7
- Scanner and CAD/CAM Services             $    10.5  $    12.0   $    11.9

Gross Margin                                    75.5%      73.5%       74.7%
- Clear Aligner                                 78.4%      77.2%       79.0%
- Scanner and CAD/CAM Services                  33.9%      29.3%       26.6%

Operating Expense                          $    85.8  $   150.9   $    72.8
Operating Margin                                23.1%     (24.8)%      24.7%
Net Profit (Loss)                          $    29.3  $   (42.0)  $    28.5
Earnings (Loss) Per Diluted Share (EPS)    $    0.36  $   (0.52)  $    0.34

Key Non-GAAP Operating Results                Q2 13      Q1 13       Q2 12
Non-GAAP Gross Margin                           75.5%      73.5%       74.9%
- Non-GAAP Clear Aligner                        78.4%      77.2%       79.0%
- Non-GAAP Scanner & CAD/CAM Services           33.9%      29.3%       28.4%

Non-GAAP Operating Expense                 $    85.8  $    83.9   $    72.5
Non-GAAP Operating Margin                       23.1%      18.8%       25.1%
Non-GAAP Net Profit                        $    29.3  $    21.2   $    28.2
Non-GAAP Earnings Per Diluted Share (EPS)  $    0.36  $    0.26   $    0.34
EBITDA (Loss)                              $    41.4  $   (34.2)  $    40.8
Adjusted EBITDA                            $    41.4  $    32.9   $    41.3

Total stock-based compensation expense included in Q2 13 was $7.3 million compared to $6.4 million in Q1 13 and $5.3 million in Q2 12. Stock based compensation expense included in GAAP gross margin in Q2 13 was $0.6 million, and Q1 13 and Q2 12 was $0.5 million. Stock-based compensation expense included in GAAP operating expense in Q2 13 was $6.7 million compared to $5.8 million in Q1 13 and $4.8 million in Q2 12.

Liquidity and Capital Resources
As of June 30, 2013, Align Technology had $341.3 million in cash, cash equivalents, and short and long-term marketable securities compared to $356.1 million as of December 31, 2012. During Q2 13, with the purchase of 2.6 million of our common stock at an average price of $35.02 per share for a total of approximately $92.7 million, we completed the remaining authorized repurchases under our stock purchase program.

Q3 Fiscal 2013 Business Outlook
For the third quarter of fiscal 2013 (Q3 13), Align Technology expects net revenues to be in a range of $154.9 million to $160.0 million. Invisalign clear aligner case shipments for Q3 13 are expected to be in a range of 103.6 to 106.1 thousand cases, which reflect a year-over-year increase of 12% to 15%. Earnings per diluted share for Q3 13 is expected to be in a range of $0.28 to $0.30.

Align Web Cast and Conference Call
Align Technology will host a conference call today, July 18, 2013 at 4:30 p.m. ET, 1:30 p.m. PT, to review its second quarter 2013 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 417357 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on July 26, 2013.

About Align Technology, Inc.
Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.The Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express 10, Invisalign Express 5, Invisalign Lite, and Vivera Retainers. To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

Cadent Holdings, Inc. is a subsidiary of Align Technology and is a leading provider of 3D digital scanning solutions for orthodontics and dentistry. The Cadent family of products includes the iTero scanning systems, OrthoCAD iCast and OrthoCAD iRecord. For additional information, please visit www.cadentinc.com.

About non-GAAP Financial Measures
To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit and non-GAAP earnings per share, which exclude, as applicable, acquisition and integration related costs, severance and benefit costs, impairment of goodwill, impairment of long-lived assets and any related income tax-related adjustments, and EBITDA and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the quarter and year and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" and "Business Outlook Summary" included at the end of this release.

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the third quarter of 2013, including anticipated net revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the scanner and the CAD/CAM services business, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, the loss of key personnel and impairments in the book value of goodwill or other intangible assets. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the Securities and Exchange Commission on March 1, 2013. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                             Three Months Ended        Six Months Ended
                          ------------------------ ------------------------
                           June 30,     June 30,    June 30,     June 30,
                              2013         2012        2013         2012
                          -----------  ----------- -----------  -----------

Net revenues              $   163,828      145,626 $   317,408      280,705

Cost of revenues               40,137       36,826      80,868       71,145
                          -----------  ----------- -----------  -----------

Gross profit                  123,691      108,800     236,540      209,560
                          -----------  ----------- -----------  -----------

Operating expenses:
  Sales and marketing          47,847       39,087      90,128       77,804
  General and
   administrative              27,027       23,021      57,375       46,532
  Research and
   development                 10,916       10,680      22,198       21,206
  Impairment of goodwill            -            -      40,693
  Impairment of long-
   lived assets                     -            -      26,320
                          -----------  ----------- -----------  -----------
Total operating expenses       85,790       72,788     236,714      145,542

Profit (loss) from
 operations                    37,901       36,012        (174)      64,018

Interest and other income
 (expense), net                  (335)         541      (1,323)        (271)
                          -----------  ----------- -----------  -----------

Profit (loss) before
 income taxes                  37,566       36,553      (1,497)      63,747

Provision for income
 taxes                          8,246        8,061      11,166       14,271
                          -----------  ----------- -----------  -----------

Net profit (loss)         $    29,320  $    28,492 $   (12,663) $    49,476
                          ===========  =========== ===========  ===========

Net profit (loss) per
 share
  - basic                 $      0.36  $      0.35 $     (0.16) $      0.62
                          ===========  =========== ===========  ===========
  - diluted               $      0.36  $      0.34 $     (0.16) $      0.60
                          ===========  =========== ===========  ===========

Shares used in computing
 net profit (loss) per
 share
  - basic                      80,576       80,384      80,909       79,810
                          ===========  =========== ===========  ===========
  - diluted                    82,149       82,954      80,909       82,446
                          ===========  =========== ===========  ===========

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                  June 30,     December 31,
                                                     2013           2012
                                                -------------  -------------
                    ASSETS

Current assets:
  Cash and cash equivalents                     $     164,497  $     306,386
  Restricted cash                                         516          1,575
  Marketable securities, short-term                   113,933         28,485
  Accounts receivable, net                            112,367         98,992
  Inventories                                          15,704         15,122
  Other current assets                                 35,076         35,233
                                                -------------  -------------
    Total current assets                              442,093        485,793

Marketable securities, long-term                       62,885         21,252
Property and equipment, net                            76,932         79,191
Goodwill and intangible assets, net                    87,028        145,013
Deferred tax assets                                    30,622         21,609
Other long-term assets                                  4,673          3,454
                                                -------------  -------------

    Total assets                                $     704,233  $     756,312
                                                =============  =============

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $      21,556  $      19,549
  Accrued liabilities                                  75,776         74,247
  Deferred revenue                                     63,322         61,975
                                                -------------  -------------
      Total current liabilities                       160,654        155,771

Other long term liabilities                            23,042         19,224
                                                -------------  -------------

      Total liabilities                               183,696        174,995

Total stockholders' equity                            520,537        581,317
                                                -------------  -------------

    Total liabilities and stockholders' equity  $     704,233  $     756,312
                                                =============  =============

Starting in fiscal year 2013, amortization of acquired intangible assets is no longer excluded as a non-GAAP measure. This expense is included in GAAP gross profit, operating expenses, profit (loss) from operations and net profit (loss) for the periods presented below and therefore is no longer a reconciling item.

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
                                               Three Months Ended
                                       ---------------------------------
                                        June 30,   March 31,   June 30,
                                          2013       2013        2012
                                       ---------- ----------  ----------

GAAP Gross profit                      $  123,691 $  112,849  $  108,800
  Acquisition and integration costs
   related to cost of revenues (1)              -          -          72
  Severance and benefit costs related
   to cost of revenues (2)                      -          -         135
                                       ---------- ----------  ----------
Non-GAAP Gross profit                  $  123,691 $  112,849  $  109,007
                                       ========== ==========  ==========

Reconciliation of GAAP to Non-GAAP
 Gross Profit Scanner and CAD/CAM
 Services
(in thousands)
                                               Three Months Ended
                                       ---------------------------------
                                        June 30,   March 31,   June 30,
                                          2013       2013        2012
                                       ---------- ----------  ----------

GAAP Scanner and CAD/CAM Services
 gross profit                          $    3,567 $    3,522  $    3,183
  Acquisition and integration costs
   related to cost of revenues (1)              -          -          72
    Severance and benefit costs
     related to cost of revenues (2)            -          -         135
                                       ---------- ----------  ----------
Non-GAAP Gross profit                  $    3,567 $    3,522  $    3,390
                                       ========== ==========  ==========

Reconciliation of GAAP to Non-GAAP
 Operating Expenses
(in thousands)
                                               Three Months Ended
                                       ---------------------------------
                                        June 30,   March 31,   June 30,
                                          2013       2013        2012
                                       ---------- ----------  ----------

GAAP Operating expenses                $   85,790 $  150,924  $   72,788
  Acquisition and integration costs
   related to operating expenses (1)            -          -        (261)
  Severance and benefit costs related
   to operating expenses (2)                    -          -         (49)
  Impairment of goodwill (3)                    -    (40,693)          -
  Impairment of long-lived assets (4)           -    (26,320)          -
                                       ---------- ----------  ----------
Non-GAAP Operating expenses            $   85,790 $   83,911  $   72,478
                                       ========== ==========  ==========

Reconciliation of GAAP to Non-GAAP
 Profit from Operations
(in thousands)
                                               Three Months Ended
                                       ---------------------------------
                                        June 30,   March 31,   June 30,
                                          2013       2013        2012
                                       ---------- ----------  ----------

GAAP Profit (loss) from operations     $   37,901 $  (38,075) $   36,012
  Acquisition and integration costs
   (1)                                          -          -         333
  Severance and benefit costs (2)               -          -         184
  Impairment of goodwill (3)                    -     40,693           -
  Impairment of long-lived assets (4)           -     26,320           -
                                       ---------- ----------  ----------
Non-GAAP Profit from operations        $   37,901 $   28,938  $   36,529
                                       ========== ==========  ==========

Reconciliation of GAAP to Non-GAAP Net
 Profit
(in thousands, except per share
 amounts)
                                               Three Months Ended
                                       ---------------------------------
                                        June 30,   March 31,   June 30,
                                          2013       2013        2012
                                       ---------- ----------  ----------

GAAP Net profit (loss)                 $   29,320 $  (41,983) $   28,492
  Acquisition and integration costs
   (1)                                          -          -         333
  Severance and benefit costs (2)               -          -         184
  Impairment of goodwill (3)                    -     40,693           -
  Impairment of long-lived assets (4)           -     26,320           -
  Income tax-related adjustments (5)            -     (3,788)       (836)
                                       ---------- ----------  ----------
Non-GAAP Net profit                    $   29,320 $   21,242  $   28,173
                                       ========== ==========  ==========

Diluted Net profit (loss) per share:
  GAAP                                 $     0.36 $    (0.52) $     0.34
                                       ========== ==========  ==========
  Non-GAAP                             $     0.36 $     0.26  $     0.34
                                       ========== ==========  ==========

Shares used in computing diluted GAAP
 Net profit (loss) per share               82,149     81,248      82,954
                                       ========== ==========  ==========
Shares used in computing diluted Non-
 GAAP Net profit per share                 82,149     83,003      82,954
                                       ========== ==========  ==========

Reconciliation of GAAP Net Profit to
 EBITDA and Adjusted EBITDA
(in thousands)
                                               Three Months Ended
                                       ---------------------------------
                                        June 30,   March 31,   June 30,
                                          2013       2013        2012
                                       ---------- ----------  ----------

GAAP Net profit (loss)                 $   29,320 $  (41,983) $   28,492
Provision for income taxes                  8,246      2,920       8,061
Depreciation and amortization               3,846      4,944       4,267
                                       ---------- ----------  ----------
EBITDA (6)                                 41,412    (34,119)     40,820
                                       ---------- ----------  ----------

Adjustments or charges:
  Acquisition and integration related
   costs (1)                                    -          -         333
  Severance and benefit costs (2)               -          -         184
  Impairment of goodwill (3)                    -     40,693           -
  Impairment of long-lived assets (4)           -     26,320           -
                                       ---------- ----------  ----------
EBITDA after adjustments (6)           $   41,412 $   32,894  $   41,337
                                       ========== ==========  ==========

(1) Acquisition costs and integration related. We have incurred acquisition-related and other expenses which include legal, banker, accounting and other advisory fees of third parties, retention bonuses, integration and professional fees. We do not engage in acquisitions in the ordinary course of business. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results. We believe that eliminating these expenses from our non-GAAP measures is useful because we generally would not have otherwise incurred such expenses in the periods presented as part of our continuing operations.

(2) Severance and benefits costs. These costs are related to the closure of our New Jersey operations and were realized through the first three quarters of 2012. We have engaged in various restructuring and exit activities in 2011 and 2009 that have resulted in costs associated with severance and benefits. Such activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring and/or exit activities in the ordinary course of business. We believe that it is important to understand significant severance and benefits costs from restructuring and exit activities and believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

(3) Impairment of goodwill. These costs represents non-cash write-downs of our goodwill generally related to negative trends in market and economic conditions, termination of relationships with distributors, or the increase in completive environment related to our Scanner and CAD/CAM Services reporting unit. We remove the impact of these charges to our operating performance to assist in assessing our ability to generate cash from operations. We believe this may be useful information to users of our financial statements and therefore we have excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

(4) Impairment of long-lived assets. These costs represent non-cash write-downs of our long-lived assets generally related to the increase in completive environment related to our Scanner and CAD/CAM Services reporting unit. As a result of these conditions, we have assessed that our asset group within the reporting unit was not recoverable and therefore recorded an impairment charge. We remove the impact of these charges to our operating performance to assist in assessing our ability to generate cash from operations. We believe this may be useful information to users of our financial statements and therefore we have excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

(5) Income tax-related adjustments. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for discrete tax items and items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate.

(6) EBITDA and adjusted EBITDA. We use EBITDA as a performance measure for benchmarking against our peers and competitors. We believe EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the medical technology industry. We also use adjusted EBITDA which excludes certain special or non-recurring expenses, net of certain special or non-recurring benefits, detailed in the reconciliation tables that accompany this release, as an internal measure of business operating performance. We believe such financial measures provide a meaningful perspective of the underlying operating performance to our current business. EBITDA and adjusted EBITDA are not recognized terms under GAAP. Because all companies do not calculate EBITDA and similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way we calculate such measures and should not be considered as alternative measures of operating or net profit.

ALIGN TECHNOLOGY
Q2 2013 EARNINGS RELEASE ADDITIONAL DATA
REVENUE PERFORMANCE AND CLEAR ALIGNER METRICS
(in thousands except per share data)

                                 Q1          Q2          Q3          Q4
                                2012        2012        2012        2012
Invisalign Clear Aligner
 Revenues by Geography:
  North America              $   86,871  $   92,997  $   89,568  $   91,686
    North American
     Orthodontists               41,688      43,942      43,090      43,812
    North American GP
     Dentists                    45,183      49,055      46,478      47,874
  International                  29,700      32,883      29,700      32,513
  Non-case*                       6,757       7,789       7,457       8,660
                             ----------  ----------  ----------  ----------
    Total Clear Aligner
     Revenue                 $  123,328  $  133,669  $  126,725  $  132,859
                             ==========  ==========  ==========  ==========
      YoY % growth                 17.6%       17.6%       10.9%       11.7%
      QoQ % growth                  3.7%        8.4%       -5.2%        4.8%
  *includes Invisalign
   training, ancillary
   products, and retainers
Invisalign Clear Aligner
 Revenues by Product:
  Invisalign Full            $   82,424  $   88,617  $   80,294  $   87,265
  Invisalign Express/Lite        11,806      13,632      12,779      13,269
  Invisalign Teen                15,148      16,380      19,144      16,455
  Invisalign Assist               7,193       7,251       7,051       7,210
  Non-case*                       6,757       7,789       7,457       8,660
                             ----------  ----------  ----------  ----------
    Total Clear Aligner
     Revenue                 $  123,328  $  133,669  $  126,725  $  132,859
                             ==========  ==========  ==========  ==========

Average Invisalign Selling
 Price (ASP):
  Worldwide ASP (1)          $    1,370  $    1,320  $    1,290  $    1,375
  Worldwide ASP, adjusted
   (2)                       $    1,370  $    1,320  $    1,290  $    1,320
  International ASP          $    1,485  $    1,455  $    1,355  $    1,455
  (1) Invisalign case
   revenues / Invisalign
   case shipments
  (2) Adjusted for one-time
   adjustments (eg. Q4'12
   refinement release and
   Q1'13 and Q2'13
   grandfathered mid-course
   correction deferrals)

Invisalign Clear Aligner
 Cases Shipped by Geography:
  North America                  65,280      72,685      70,610      68,140
    North American
     Orthodontists               32,235      35,420      35,885      33,505
    North American GP
     Dentists                    33,045      37,265      34,725      34,635
  International                  19,985      22,595      21,905      22,340
                             ----------  ----------  ----------  ----------
    Total Cases Shipped          85,265      95,280      92,515      90,480
                             ==========  ==========  ==========  ==========

Invisalign Clear Aligner
 Cases Shipped by Product:
  Invisalign Full                57,145      62,510      57,400      57,920
  Invisalign Express/Lite        12,855      15,300      14,610      15,940
  Invisalign Teen                 9,935      11,860      15,265      11,255
  Invisalign Assist               5,330       5,610       5,240       5,365
                             ----------  ----------  ----------  ----------
    Total Cases Shipped          85,265      95,280      92,515      90,480
                             ==========  ==========  ==========  ==========

Number of Invisalign Doctors
 Cases Shipped to:
  North American
   Orthodontists                  4,460       4,575       4,660       4,615
  North American GP Dentists     11,365      12,120      11,925      11,685
  International                   5,085       5,480       5,400       5,715
                             ----------  ----------  ----------  ----------
    Total Doctors Cases were
     Shipped to Worldwide        20,910      22,175      21,985      22,015
                             ==========  ==========  ==========  ==========

Invisalign Doctor
 Utilization Rates*:
  North American
   Orthodontists                    7.2         7.7         7.7         7.3
  North American GP Dentists        2.9         3.1         2.9         3.0
  International                     3.9         4.1         4.1         3.9
                             ----------  ----------  ----------  ----------
    Total Utilization Rates         4.1         4.3         4.2         4.1
                             ==========  ==========  ==========  ==========
  * # of cases shipped/# of
   doctors to whom cases
   were shipped

Number of Invisalign Doctors
 Trained:
  North American
   Orthodontists                     90          95         125          75
  North American GP Dentists        720         995         675         920
  International                     715         965         685         780
                             ----------  ----------  ----------  ----------
    Total Doctors Trained
     Worldwide                    1,525       2,055       1,485       1,775
                             ==========  ==========  ==========  ==========
    Total to Date Worldwide      71,180      73,235      74,720      76,495
                             ==========  ==========  ==========  ==========

Scanner and CAD/CAM Services
 Revenue:
  North America Scanner and
   CAD/CAM Services          $   11,120  $   11,752  $    9,439  $    9,940
  International Scanner and
   CAD/CAM Services                 631         205         332          41
                             ----------  ----------  ----------  ----------
    Total Scanner and
     CAD/CAM Revenue         $   11,751  $   11,957  $    9,771  $    9,981
                             ==========  ==========  ==========  ==========

  Scanner Revenue            $    5,361  $    6,032  $    4,023  $    4,643
  CAD/CAM Services Revenue        6,390       5,925       5,748       5,338
                             ----------  ----------  ----------  ----------
    Total Scanner and
     CAD/CAM Services
     Revenue                 $   11,751  $   11,957  $    9,771  $    9,981
                             ==========  ==========  ==========  ==========

Total Revenue by Geography:
  Total North America
   Revenue                   $   97,991  $  104,749  $   99,007  $  101,626
  Total International
   Revenue                       30,331      33,088      30,032      32,554
  Total Non-case Revenue          6,757       7,789       7,457       8,660
                             ----------  ----------  ----------  ----------
    Total Worldwide Revenue  $  135,079  $  145,626  $  136,496  $  142,840
                             ==========  ==========  ==========  ==========
      YoY % growth                 28.8%       21.3%        8.4%       10.8%
      QoQ % growth                  4.8%        7.8%       -6.3%        4.6%

                               FISCAL        Q1          Q2
                                2012        2013        2013
Invisalign Clear Aligner
 Revenues by Geography:
  North America              $  361,122  $   97,045  $  102,217
    North American
     Orthodontists              172,532      48,859      50,476
    North American GP
     Dentists                   188,590      48,186      51,741
  International                 124,796      31,818      40,320
  Non-case*                      30,663      12,709      10,766
                             ----------  ----------  ----------
    Total Clear Aligner
     Revenue                 $  516,581  $  141,572  $  153,303
                             ==========  ==========  ==========
      YoY % growth                 14.4%       14.8%       14.7%
      QoQ % growth                              6.6%        8.3%
  *includes Invisalign
   training, ancillary
   products, and retainers
Invisalign Clear Aligner
 Revenues by Product:
  Invisalign Full            $  338,600  $   85,914  $   95,762
  Invisalign Express/Lite        51,486      16,083      19,158
  Invisalign Teen                67,127      18,573      19,937
  Invisalign Assist              28,705       8,293       7,680
  Non-case*                      30,663      12,709      10,766
                             ----------  ----------  ----------
    Total Clear Aligner
     Revenue                 $  516,581  $  141,572  $  153,303
                             ==========  ==========  ==========

Average Invisalign Selling
 Price (ASP):
  Worldwide ASP (1)          $    1,340  $    1,315  $    1,345
  Worldwide ASP, adjusted
   (2)                       $    1,325  $    1,340  $    1,355
  International ASP          $    1,435  $    1,355  $    1,480
  (1) Invisalign case
   revenues / Invisalign
   case shipments
  (2) Adjusted for one-time
   adjustments (eg. Q4'12
   refinement release and
   Q1'13 and Q2'13
   grandfathered mid-course
   correction deferrals)

Invisalign Clear Aligner
 Cases Shipped by Geography:
  North America                 276,715      74,730      78,865
    North American
     Orthodontists              137,045      38,000      39,545
    North American GP
     Dentists                   139,670      36,730      39,320
  International                  86,825      23,445      27,270
                             ----------  ----------  ----------
    Total Cases Shipped         363,540      98,175     106,135
                             ==========  ==========  ==========

Invisalign Clear Aligner
 Cases Shipped by Product:
  Invisalign Full               234,975      61,245      65,525
  Invisalign Express/Lite        58,705      18,940      21,285
  Invisalign Teen                48,315      12,580      13,920
  Invisalign Assist              21,545       5,410       5,405
                             ---------- -----------  ----------
    Total Cases Shipped         363,540      98,175     106,135
                             ========== ===========  ==========

Number of Invisalign Doctors
 Cases Shipped to:
  North American
   Orthodontists                  5,665       4,760       4,940
  North American GP Dentists     19,285      12,520      13,130
  International                   9,285       5,840       6,355
                             ---------- -----------  ----------
    Total Doctors Cases were
     Shipped to Worldwide        34,235      23,120      24,425
                             ========== ===========  ==========

Invisalign Doctor
 Utilization Rates*:
  North American
   Orthodontists                   24.2         8.0         8.0
  North American GP Dentists        7.2         2.9         3.0
  International                     9.4         4.0         4.3
                             ---------- -----------  ----------
    Total Utilization Rates        10.6         4.3         4.4
                             ========== ===========  ==========
  * # of cases shipped/# of
   doctors to whom cases
   were shipped

Number of Invisalign Doctors
 Trained:
  North American
   Orthodontists                    385          65         115
  North American GP Dentists      3,310         690       1,015
  International                   3,145         905       1,020
                             ----------  ----------  ----------
    Total Doctors Trained
     Worldwide                    6,840       1,660       2,150
                             ==========  ==========  ==========
    Total to Date Worldwide      76,495      78,155      80,305
                             ==========  ==========  ==========

Scanner and CAD/CAM Services
 Revenue:
  North America Scanner and
   CAD/CAM Services          $   42,251  $   11,952  $   10,454
  International Scanner and
   CAD/CAM Services               1,209          56          71
                             ----------  ----------  ----------
    Total Scanner and
     CAD/CAM Revenue         $   43,460  $   12,008  $   10,525
                             ==========  ==========  ==========

  Scanner Revenue            $   20,059  $    6,625  $    5,027
  CAD/CAM Services Revenue       23,401       5,383       5,498
                             ----------  ----------  ----------
    Total Scanner and
     CAD/CAM Services
     Revenue                 $   43,460  $   12,008  $   10,525
                             ==========  ==========  ==========

Total Revenue by Geography:
  Total North America
   Revenue                   $  403,373  $  108,997  $  112,671
  Total International
   Revenue                      126,005      31,874      40,391
  Total Non-case Revenue         30,663      12,709      10,766
                             ----------  ----------  ----------
    Total Worldwide Revenue  $  560,041  $  153,580  $  163,828
                             ==========  ==========  ==========
      YoY % growth                 16.7%       13.7%       12.5%
      QoQ % growth                              7.5%        6.7%

Note: Historical public data may differ due to rounding.
 Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financials
(in millions, except per share amounts and percentages)

                                                             Q3 2013
                                                     -----------------------

                                                               GAAP
                                                     -----------------------

Net Revenue                                              $154.9 - $160.0

Gross Profit                                             $114.2 - $118.6

Gross Margin                                              73.7% - 74.2%

Operating Expenses                                        $84.8 - $86.9

Operating Margin                                          19.0% - 19.8%

Net Income per Diluted Share                              $0.28 - $0.30

Stock Based Compensation Expense:
Cost of Revenues                                               $0.8
Operating Expenses                                             $7.1
                                                     -----------------------
Total Stock Based Compensation Expense                         $7.9

Business Metrics:
                                                             Q3 2013
                                                     -----------------------
Case Shipments                                           103.6K - 106.1K
Cash, Cash Equivalents, and Marketable Securities         $370M - $380M
Capex                                                     $5.5M - $7.0M
Depreciation & Amortization                               $4.2M - $4.7M
Diluted Shares Outstanding                                    81.6M

Investor Relations Contact
Shirley Stacy
Align Technology, Inc.
(408) 470-1150
sstacy@aligntech.com

Press Contact
Shannon Mangum Henderson
Ethos Communication, Inc.
(678) 261-7803
align@ethoscommunication.com